Exhibit 99.1

Yum China Reports 6% Same-Store Sales Growth and 10% System Sales Growth;

Operating Profit Up 11% YoY; Board Declares Initial Dividend and Expands Share Repurchase Authorization

Shanghai, China (Oct. 5, 2017) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC) today reported unaudited results for the third quarter ended August 31, 2017.

Third Quarter Highlights

●	Same-store sales grew 6%, including growth of 7% at KFC, flat at Pizza Hut.
●	Total system sales grew 10%, including growth of 11% at KFC and 7% at Pizza Hut, excluding foreign currency translation (“F/X”).
●	Opened 129 new restaurants during the quarter.
●	Total restaurant margin increased 0.8 percentage points to 20.0%, primarily driven by same-store sales leverage.
●	Operating profit increased 11%, and 13% excluding F/X, primarily driven by same-store sales growth. F/X negatively impacted reported operating profit by $5 million.
●	Basic EPS increased 4% to $0.55 and diluted EPS was flat at $0.53.
●	Effective tax rate was 31.7%, compared to 29.8% in the prior-year quarter, primarily due to higher costs of repatriating current year earnings into the U.S.
●	Net income increased 9% to $211 million.
●	Adjusted EBITDA increased 9% to $425 million.

Dividend and Share Repurchase

●	The Board of Directors has approved a regular quarterly cash dividend program, and declared an initial cash dividend of $0.10 per share on Yum China’s common stock.
●	The Board of Directors has increased Yum China’s existing share repurchase authorization from $300 million to an aggregate of $550 million.

Key Results

	Third Quarter				Year to Date
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit

Yum China	+10	+6	+6	+11	+7	+4	+6	+23
KFC	+11	+7	+5	+20	+8	+4	+5	+20
Pizza Hut	+7	-	+8	-	+7	+1	+8	+37

Yum China Holdings, Inc. •   Website http://ir.yumchina.com

	Third Quarter				Year to Date
(in US$ million, except			% Change				% Change
for per share data and percentages)	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Reported Operating Profit	$317	$286	+11	+13	$714	$582	+23	+27
Operating Profit Before Special Items[1]	$314	$283	+11	+12	$711	$580	+23	+27
Net income	$211	$192	+9	+11	$493	$414	+19	+23
Adjusted EBITDA[1]	$425	$390	+9	+11	$1,004	$895	+12	+16
Basic EPS	$0.55	$0.53	+4	+6	$1.28	$1.14	+12	+16
Diluted EPS	$0.53	$0.53	-	+2	$1.24	$1.14	+9	+13
Diluted EPS Before Special Items[1]	$0.52	$0.52	-	+2	$1.23	$1.11	+11	+15

1See Reconciliation of Reported Results to Non-GAAP Measures included in the accompanying tables of this release for further details.

Note: All comparisons are versus the same period a year ago. Consistent with prior years, Yum China’s fiscal third quarter includes June, July and August results. Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

CEO Comments

“We are pleased to report the third consecutive quarter of delivering positive same-store sales growth. With revenues exceeding $2 billion in the quarter, restaurant margin, operating profit and net income have all improved. We opened 129 new restaurants in the third quarter and we are on track to achieve our development target of 550-600 new stores in the year,” said Micky Pant, CEO of Yum China.

“In this quarter, our strategic initiatives on digital and delivery continued to show encouraging development, which we believe will enable our long-term growth. The connection with our over 120 million loyalty members is getting stronger. The growth in mobile payments and cashless settlement methods for sales continued to outperform previous quarters. With over 5,100 restaurants across China offering delivery service, delivery contributed over 14% of company sales in the third quarter.

Given the strength of our business and our confidence in generating strong cash flows long term, our Board of Directors has approved a regular quarterly cash dividend program and authorized additional share repurchases.  These demonstrate our strong commitment to increase shareholder returns through disciplined capital allocation while simultaneously driving strong operating performance.

With our strong operating results in this third quarter and our commitment to return capital to shareholders, we believe we are well positioned to continue to increase shareholder value over the long run.”

New-Unit Development and Asset Upgrade

●	Opened 129 new restaurants during the third quarter, and 352 year to date.
●	Remodeled 200 restaurants during the third quarter, and 429 year to date, led by KFC.

	New Units		Restaurant Count
	Third		As of Third Quarter End
	Quarter	Year to Date	2017	2016
Yum China	129	352	7,747	7,330
KFC	81	215	5,347	5,087
Pizza Hut	38	102	2,143	1,993
Little Sheep, East Dawning, Taco Bell	10	35	257	250

Total Restaurant Count

	Restaurant Count
	As of Third Quarter End
	2017	2016
Restaurants	7,747	7,330
Company-owned	6,149	5,847
Unconsolidated Affiliates	872	812
Franchisees	726	671

Restaurant Margin

●

For the third quarter, restaurant margin for Yum China increased 0.8 percentage points to 20.0%, primarily driven by same-store sales leverage and labor efficiency, partially offset by wage inflation and promotion costs.

●

Year to date, restaurant margin for Yum China increased 2.3 percentage points to 19.3%, primarily due to the impact of retail tax structure reform, and also driven by same-store sales leverage, partially offset by wage inflation and commodity inflation.

	Third Quarter			Year to Date
	2017	2016	% ppts change	2017	2016	% ppts change
Yum China	20.0%	19.2%	0.8	19.3%	17.0%	2.3
KFC	21.1%	19.7%	1.4	20.1%	18.2%	1.9
Pizza Hut	17.8%	18.7%	(0.9)	17.6%	14.9%	2.7

Digital and Delivery

●

Driven by our digital initiatives, we continued to strengthen our loyalty membership programs. By the end of the third quarter, total members in our loyalty programs surpassed 120 million, including 97 million members for KFC and 30 million for Pizza Hut.

●	Mobile payments exceeded 45% of company sales in the third quarter of 2017. Over $1.2 billion in company sales were settled by cashless payment methods during the quarter.
●	Over 5,100 restaurants across China offered delivery services as of the end of the third quarter. Delivery contributed over 14% of company sales in the third quarter.

Share Repurchase Update

●	For the year to date ended August 31, 2017, we repurchased approximately 3.4 million shares for $128 million at an average price of $38.18 per share.
●	In October 2017, the Board of Directors increased Yum China’s existing share repurchase authorization from $300 million to an aggregate of $550 million.

Dividend

●

The Board of Directors has approved a regular quarterly cash dividend program, and declared an initial cash dividend of $0.10 per share on Yum China’s common stock, payable as of the close of business on December 21, 2017 to stockholders of record as of the close of business on November 30, 2017. Future dividends will be subject to review and approval by the Board of Directors.

Conference Call

Yum China Holdings, Inc. will host a conference call to review the Company's financial performance and strategies at 8:00 p.m. U.S. Eastern Time on Thursday, October 5, 2017 (8:00 a.m. Beijing/Hong Kong Time on Friday, October 6, 2017).  A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com.

U.S.:	+1-845-675-0437
Hong Kong:	+852-3018-6771
Mainland China:	400-6208-038 or 800-8190-121
International:	+65-6713-5090
Passcode:	Yum China

A live webcast of the call may also be accessed at https://edge.media-server.com/m6/p/62ngn9wc.

A replay of the conference call may be accessed by phone at the following numbers two hours after the call ends until 9:00 a.m. U.S. Eastern Time on Friday, October 13, 2017 (9:00 p.m. Beijing/Hong Kong Time on Friday, October 13, 2017):

U.S.:	+1-855-452-5696
International:	+61-2-8199-0299
Passcode:	82128278

The webcast and the playback can be accessed via the internet by visiting the Yum China Holdings, Inc. website, http://ir.yumchina.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans and performance of Yum China, future dividends, anticipated effects of population and macroeconomic trends, the capital structure of Yum China and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, which opened its first restaurant in China at the end of 2016. Yum China also owns the Little Sheep and East Dawning concepts outright. Yum China is well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers' daily lives, expanding geographic footprint in China and existing operational expertise. It has a strong capital position, no external debt and expects to continue growing its system sales and profit by adding new restaurants and through growing same-store sales. Yum China had more than 7,700 restaurants and more than 420,000 employees in over 1,100 cities at the end of August 2017. A new generation of younger consumers who are digitally sophisticated and brand driven are fueling growth in consumption in China. The ongoing growth of the middle class and urban population in China is expected to create the world's largest market for restaurant brands, with Yum China poised to be the market leader.

Analysts are invited to contact:
Christie Ju, Vice President – Finance, Investor Relations, at +86 21 2407 8090 Elaine Lai, Director – Finance, Investor Relations, at +86 21 2407 8278

Members of the media are invited to contact:
Forest Liu, Director, Public Affairs, at +86 21 2407 7505

Yum China Holdings, Inc.

Condensed Consolidated and Combined Summary of Results

(amounts in US$ million, except for number of shares and per share amounts)

(unaudited)

	Quarter ended		% Change		Year to date ended		% Change
	8/31/2017	8/31/2016	B/(W)		8/31/2017	8/31/2016	B/(W)
Revenues
Company sales	$1,998	$1,848	8		$4,818	$4,684	3
Franchise fees and income	40	35	14		98	90	9
Total revenues	2,038	1,883	8		4,916	4,774	3
Costs and Expenses, Net
Company restaurants
Food and paper	575	514	(12)		1,373	1,361	(1)
Payroll and employee benefits	403	376	(7)		1,018	963	(6)
Occupancy and other operating expenses	622	602	(3)		1,501	1,562	4
Company restaurant expenses	1,600	1,492	(7)		3,892	3,886	—
General and administrative expenses	120	101	(18)		294	271	(8)
Franchise expenses	20	20	(2)		48	51	6
Closures and impairment expenses, net	3	5	43		20	36	46
Refranchising gain, net	—	(4)	(87)		(2)	(8)	(74)
Other income, net	(22)	(17)	25		(50)	(44)	14
Total costs and expenses, net	1,721	1,597	(8)		4,202	4,192	—
Operating Profit	317	286	11		714	582	23
Interest income, net	6	3	NM		13	7	77
Income Before Income Taxes	323	289	12		727	589	23
Income tax provision	(102)	(87)	(19)		(213)	(165)	(29)
Net income – including noncontrolling interests	221	202	9		514	424	21
Net income – noncontrolling interests	10	10	6		21	10	NM
Net Income – Yum China Holdings, Inc.	$211	$192	9		$493	$414	19
Effective tax rate	31.7%	29.8%	(1.9)	ppts.	29.3%	28.0%	(1.3)	ppts.

Basic Earnings Per Common Share	$0.55	$0.53	4		$1.28	$1.14	12
Weighted average shares outstanding	385,836,842	363,758,219	NM		387,028,586	363,758,219	NM

Diluted Earnings Per Common Share	$0.53	$0.53	—		$1.24	$1.14	9
Weighted average shares outstanding	398,497,353	363,758,219	NM		397,385,512	363,758,219	NM

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	28.8	27.8	(1.0)	ppts.	28.5	29.1	0.6	ppts.
Payroll and employee benefits	20.1	20.4	0.3	ppts.	21.1	20.6	(0.5)	ppts.
Occupancy and other operating expenses	31.1	32.6	1.5	ppts.	31.1	33.3	2.2	ppts.
Restaurant margin	20.0%	19.2%	0.8	ppts.	19.3%	17.0%	2.3	ppts.
Operating margin	15.9%	15.5%	0.4	ppts.	14.8%	12.4%	2.4	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year to date ended		% Change
	8/31/2017	8/31/2016	B/(W)		8/31/2017	8/31/2016	B/(W)
Revenues
Company sales	$1,385	$1,263	10		$3,342	$3,238	3
Franchise fees and income	38	34	13		93	87	7
Total revenues	1,423	1,297	10		3,435	3,325	3
Costs and Expenses, Net
Company restaurants
Food and paper	408	365	(11)		989	970	(2)
Payroll and employee benefits	263	243	(8)		666	625	(7)
Occupancy and other operating expenses	422	405	(4)		1,016	1,054	4
Company restaurant expenses	1,093	1,013	(8)		2,671	2,649	(1)
General and administrative expenses	42	39	(7)		106	101	(6)
Franchise expenses	19	19	(1)		46	50	7
Closures and impairment expenses, net	1	4	40		10	25	58
Other income, net	(18)	(16)	14		(45)	(38)	18
Total costs and expenses, net	1,137	1,059	(7)		2,788	2,787	—
Operating Profit	$286	$238	20		$647	$538	20
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	29.5	29.0	(0.5)	ppts.	29.6	30.0	0.4	ppts.
Payroll and employee benefits	19.0	19.2	0.2	ppts.	19.9	19.3	(0.6)	ppts.
Occupancy and other operating expenses	30.4	32.1	1.7	ppts.	30.4	32.5	2.1	ppts.
Restaurant margin	21.1%	19.7%	1.4	ppts.	20.1%	18.2%	1.9	ppts.
Operating margin	20.7%	18.8%	1.8	ppts.	19.3%	16.6%	2.7	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year to date ended		% Change
	8/31/2017	8/31/2016	B/(W)		8/31/2017	8/31/2016	B/(W)
Revenues
Company sales	$603	$573	5		$1,449	$1,405	3
Franchise fees and income	1	1	37		2	2	31
Total revenues	604	574	5		1,451	1,407	3
Costs and Expenses, Net
Company restaurants
Food and paper	164	144	(15)		376	376	—
Payroll and employee benefits	134	129	(3)		341	326	(4)
Occupancy and other operating expenses	197	192	(2)		476	493	3
Company restaurant expenses	495	465	(6)		1,193	1,195	—
General and administrative expenses	27	25	(4)		70	68	(1)
Franchise expenses	1	1	(6)		2	1	(10)
Closures and impairment expenses, net	1	1	54		9	11	23
Total costs and expenses, net	524	492	(6)		1,274	1,275	—
Operating Profit	$80	$82	—		$177	$132	37
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	27.3	25.1	(2.2)	ppts.	26.0	26.8	0.8	ppts.
Payroll and employee benefits	22.2	22.6	0.4	ppts.	23.5	23.2	(0.3)	ppts.
Occupancy and other operating expenses	32.7	33.6	0.9	ppts.	32.9	35.1	2.2	ppts.
Restaurant margin	17.8%	18.7%	(0.9)	ppts.	17.6%	14.9%	2.7	ppts.
Operating margin	13.3%	13.9%	(0.7)	ppts.	12.3%	9.3%	3.0	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(amounts in US$ million, except for number of shares)

	8/31/2017	12/31/2016
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$1,477	$885
Short-term investments	91	79
Accounts receivable, net	81	74
Inventories, net	246	268
Prepaid expenses and other current assets	159	120
Total Current Assets	2,054	1,426
Property, plant and equipment, net	1,652	1,647
Goodwill	107	79
Intangible assets, net	104	88
Investments in unconsolidated affiliates	74	71
Other assets	301	254
Deferred income taxes	168	162
Total Assets	4,460	3,727
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,120	971
Income taxes payable	92	33
Total Current Liabilities	1,212	1,004
Capital lease obligations	28	28
Other liabilities and deferred credits	274	252
Total Liabilities	1,514	1,284
Redeemable Noncontrolling Interest	5	—
Equity
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 388,196,025.42 shares and 383,344,835.42 shares issued at August 31, 2017 and December 31, 2016, respectively; 384,055,643 shares and 383,344,835.42 shares outstanding at August 31, 2017 and December 31, 2016, respectively	4	4
Treasury stock	(148)	(20)
Additional paid-in capital	2,373	2,352
Retained earnings	533	40
Accumulated other comprehensive income	109	1
Total Equity – Yum China Holdings, Inc.	2,871	2,377
Noncontrolling interests	70	66
Total Equity	2,941	2,443
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$4,460	$3,727

Yum China Holdings, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Year to date ended
	8/31/2017	8/31/2016
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$514	$424
Depreciation and amortization	265	272
Closures and impairment expenses	20	36
Refranchising gain	(2)	(8)
Deferred income taxes	(3)	(26)
Equity income from investments in unconsolidated affiliates	(51)	(44)
Distributions of income received from unconsolidated affiliates	36	18
Share-based compensation expense	16	9
Changes in accounts receivable	(2)	(37)
Changes in inventories	35	(35)
Changes in prepaid expenses and other current assets	(7)	34
Changes in accounts payable and other current liabilities	132	149
Changes in income taxes payable	57	54
Other, net	(23)	(22)
Net Cash Provided by Operating Activities	987	824
Cash Flows - Investing Activities
Capital spending	(262)	(268)
Purchase of short-term investments	(318)	(53)
Maturities of short-term investments	312	53
Proceeds from refranchising of restaurants	3	19
Proceeds from disposal of aircraft	—	19
Acquisition of business, net of cash acquired	(25)	—
Other, net	(4)	(2)
Net Cash Used in Investing Activities	(294)	(232)
Cash Flows - Financing Activities
Net transfers to Parent	—	(243)
Payment of capital lease obligations	(2)	(3)
Repurchase of shares of common stock	(128)	—
Employee stock option proceeds	5	—
Other, net	(17)	(3)
Net Cash Used in Financing Activities	(142)	(249)
Effect of Exchange Rates on Cash and Cash Equivalents	41	(18)
Net Increase in Cash and Cash Equivalents	592	325
Cash and Cash Equivalents – Beginning of Period	885	425
Cash and Cash Equivalents – End of Period	$1,477	$750

Reconciliation of Reported Results to Non-GAAP Measures

(amounts in US$ million)

(unaudited)

In this press release:

●

The Company provides certain percentage changes excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Condensed Consolidated and Combined Summary of Results; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●	Same-store sales growth is the estimated percentage change in sales of all restaurants that have been open and in the Company system one year or more.
●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides non-GAAP measures which present Operating Profit before Special Items, Diluted Earnings Per Common Share before Special Items, Effective tax rate before Special Items and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, depreciation, amortization and other items, including store impairment charges. Special Items consist of reversal of loss associated with sale of the aircraft, income from the reversal of contingent consideration previously recorded for a business combination and impact of the redemption of the Little Sheep noncontrolling interest which are described in (a), (b), (c) and (d) in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that we do not believe are indicative of our ongoing operations due to their nature. These non-GAAP measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Condensed Consolidated and Combined Summary of Results and other information presented herein. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures follows.

Reconciliation of Reported Results to Non-GAAP Measures (continued)

(amounts in US$ million)

(unaudited)

	Quarter ended		Year to date ended
Detail of Special Items	8/31/2017	8/31/2016	8/31/2017	8/31/2016
Reversal of loss associated with sale of aircraft(a)	$—	$3	$—	$2
Income from the reversal of contingent consideration(b)	3	—	3	—
Special Items Income - Operating Profit	3	3	3	2
Tax Expense on Special Items(c)	—	(1)	—	(1)
Special Items Income, net of tax - including noncontrolling interests	3	2	3	1
Special Items Income, net of tax of nil - noncontrolling interests(d)	—	—	—	(8)
Special Items Income, net of tax of nil - Yum China Holdings, Inc.	$3	$2	$3	$9
Weighted average diluted shares outstanding	398,497,353	363,758,219	397,385,512	363,758,219
Special Items Diluted Earnings Per Common Share	$0.01	$0.01	$0.01	$0.03
Reconciliation of Reported Operating Profit to Operating Profit Before Special Items
Reported Operating Profit	$317	$286	$714	$582
Special Items Income - Operating Profit	3	3	3	2
Operating Profit before Special Items	$314	$283	$711	$580
Reconciliation of Reported EPS to EPS Before Special Items
Reported Diluted Earnings Per Common Share	$0.53	$0.53	$1.24	$1.14
Special Items Diluted Earnings Per Common Share	0.01	0.01	0.01	0.03
Diluted Earnings Per Common Share before Special Items	$0.52	$0.52	$1.23	$1.11
Reconciliation of Reported Effective Tax Rate to Effective Tax Rate Before Special Items
Reported effective tax rate	31.7%	29.8%	29.3%	28.0%
Impact on tax rate as a result of Special Items(c)	(0.3)%	(0.1)%	(0.1)%	(—)%
Effective tax rate before Special Items	32.0%	29.9%	29.4%	28.0%

(a)

During the quarter ended August 31, 2016, we completed the sale of a corporate aircraft and recorded the reversal of a portion of the loss previously recognized within Special Items in 2015 to reflect the final proceeds of the sale.

(b)

During the quarter ended August 31, 2017, we recognized income from the reversal of contingent consideration previously recorded for a business combination as the likelihood of making payment becomes remote.

(c)	The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.
(d)

During the quarter ended May 31, 2016, the Little Sheep founding shareholders sold their remaining 7% Little Sheep ownership interest to the Company pursuant to their redemption rights. The difference between the purchase price of less than $1 million, which was determined using a non-fair value based formula pursuant to the agreement governing the redemption rights, and the carrying value of their redeemable noncontrolling interests was recorded as an $8 million loss attributable to noncontrolling interests.

Reconciliation of Net Income to Adjusted EBITDA

(amounts in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter ended		Year to date ended
	8/31/2017	8/31/2016	8/31/2017	8/31/2016
Reconciliation of Net Income to Adjusted EBITDA
Net income – noncontrolling interests	$10	$10	$21	$10
Net Income – Yum China Holdings, Inc.	211	192	493	414
Income tax provision	102	87	213	165
Interest income, net	(6)	(3)	(13)	(7)
Operating Profit	317	286	714	582
Depreciation and amortization	105	101	265	272
Store impairment charges	6	6	28	43
Special Items Income – Operating Profit	(3)	(3)	(3)	(2)
Adjusted EBITDA	$425	$390	$1,004	$895

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 8/31/2017	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$1,423	$604	$11	$—	$2,038
Company restaurant expenses	1,093	495	12	—	1,600
General and administrative expenses	42	27	6	45	120
Franchise expenses	19	1	—	—	20
Closures and impairment expenses, net	1	1	1	—	3
Other income, net	(18)	—	—	(4)	(22)
	1,137	524	19	41	1,721
Operating Profit (Loss)	$286	$80	$(8)	$(41)	$317

Quarter Ended 8/31/2016	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$1,297	$574	$12	$—	$1,883
Company restaurant expenses	1,013	465	15	(1)	1,492
General and administrative expenses	39	25	2	35	101
Franchise expenses	19	1	—	—	20
Closures and impairment expenses, net	4	1	—	—	5
Refranchising gain, net	—	—	—	(4)	(4)
Other income, net	(16)	—	—	(1)	(17)
	1,059	492	17	29	1,597
Operating Profit (Loss)	$238	$82	$(5)	$(29)	$286

The above tables reconcile segment information with our Condensed Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See Reconciliation of Reported Results to Non-GAAP Measures.

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Year to date ended 8/31/2017	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$3,435	$1,451	$30	$—	$4,916
Company restaurant expenses	2,671	1,193	28	—	3,892
General and administrative expenses	106	70	10	108	294
Franchise expenses	46	2	—	—	48
Closures and impairment expenses, net	10	9	1	—	20
Refranchising gain, net	—	—	—	(2)	(2)
Other income, net	(45)	—	(1)	(4)	(50)
	2,788	1,274	38	102	4,202
Operating Profit (Loss)	$647	$177	$(8)	$(102)	$714

Year to date ended 8/31/2016	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$3,325	$1,407	$42	$—	$4,774
Company restaurant expenses	2,649	1,195	43	(1)	3,886
General and administrative expenses	101	68	6	96	271
Franchise expenses	50	1	—	—	51
Closures and impairment expenses, net	25	11	—	—	36
Refranchising gain, net	—	—	—	(8)	(8)
Other income, net	(38)	—	(1)	(5)	(44)
	2,787	1,275	48	82	4,192
Operating Profit (Loss)	$538	$132	$(6)	$(82)	$582

The above tables reconcile segment information with our Condensed Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See Reconciliation of Reported Results to Non-GAAP Measures.